Exhibit 5

Opinion of Breyer & Associates PC

[Letterhead of Breyer & Associates PC]

September 24, 2004

Board of Directors
First Financial Holdings, Inc.
34 Broad Street
Charleston, South Carolina 29401

Ladies and Gentlemen:

        We have acted as special counsel to First Financial Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the First Financial Holdings, Inc. 2004 Outside Directors Stock Options-for-Fees Plan (the "Plan"), pursuant to the grant or exercise of stock options ("Options"), and the First Financial Holdings, Inc. 2004 Employee Stock Purchase Plan ("ESPP"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the Plan, the ESPP, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the ESPP will continue to be validly authorized on the Exercise Dates (as defined therein); (ii) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options, (iii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally), (iv) no change occurs in applicable law or the pertinent facts, (v) the Options are exercised in accordance with the terms of the Option Plan and any separate agreement evidencing the grant of such Options pursuant to the Option Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (vi) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan and the ESPP, upon receipt by the Company of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

Sincerely,

/s/ BREYER & ASSOCIATES PC

BREYER & ASSOCIATES PC